UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  March 1, 1999
                                  -------------
                Date of Report (Date of earliest event reported)



                             C&D TECHNOLOGIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    1-9389                 13-3314599
 -------------------------------    ----------   -------------------------------
 (State or other jurisdiction of    Commission   (I.R.S. Employer Identification
  incorporation or organization)       File               Number)
                                      Number




              1400 Union Meeting Road, Blue Bell, Pennsylvania 19422
              ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (215) 619-2700
                                 --------------
              (Registrant's telephone number, including area code)

     This report amends the current report on Form 8-K dated March 1, 1999 (the "Form 8-K") of the Registrant related to the acquisition of the assets of the Specialty Battery Division of Johnson Controls, Inc. This report contains the financial statements and pro forma financial information required to be provided under Item 7 of Form 8-K with respect to the portion of the acquisition that has already closed as well as with respect to an interest in a joint venture in Shanghai, China that is expected to close in the near future, subject to certain third party consents. Other than as set forth herein, there has been no change in the information set forth in the Form 8-K.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial  Statements of Business Acquired:

          Combined balance sheets of Specialty Battery Division as of September 30, 1998 and 1997 and related combined statements of income and cash flows for the years ended September 30, 1998, 1997 and 1996.

          Unaudited combined balance sheets of Specialty Battery Division as of December 31, 1998 and September 30, 1998 and related unaudited combined statements of income and cash flows for the interim three month periods ended December 31, 1998 and 1997.

     (b)  Pro Forma Financial Information:

          Unaudited  pro  forma   condensed   combined   balance  sheet  of  C&D
          Technologies, Inc. as of January 31, 1999 and explanatory notes.

          Unaudited pro forma condensed combined statement of income of C&D Technologies, Inc. for the year ended January 31, 1999 and explanatory notes.

     (c)  Exhibits:

          23   Consent of Independent Public Accountants (filed herewith).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    C&D TECHNOLOGIES, INC.

Date:  5/14/99
       -------


                                    By: /s/ Wade H. Roberts, Jr.
                                    -------------------------------
                                    Wade H. Roberts, Jr. President,
                                    Chief Executive Officer and Director


Date:  5/14/99                      By: /s/ Stephen E. Markert, Jr.
       -------                      -------------------------------
                                    Stephen E. Markert, Jr.
                                    Vice President, Finance
                                    (Principal Financial and
                                    Accounting Officer)

Item 7(a).  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:


     Specialty Battery Division
     Combined Financial Statements as of
     September 30, 1998 and 1997 and for the
     years ended September 30, 1998, 1997 and 1996

                        Report of Independent Accountants



To the Board of Directors and Stockholders of C&D TECHNOLOGIES, INC.

In our opinion, the accompanying combined balance sheets and the related combined statements of income and of cash flows present fairly, in all material respects, the financial position of the Specialty Battery Division (the "Company") at September 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers LLP
-----------------------------

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
May 14, 1999

Specialty Battery Division
Combined Balance Sheets
(dollars in thousands)
--------------------------------------------------------------------------------

                                                               September 30,
                                                             ----------------
                                                             1998        1997
                                                             ----        ----

     ASSETS
     ------

Current assets:
     Cash and cash equivalents ..........................  $ 1,298      $   916
     Accounts receivable, less allowance
          for doubtful accounts of $760 in
          1998 and $192 in 1997 .........................   17,467       17,100
     Due from related parties ...........................      713          108
     Inventories, net....................................   11,276       14,624
     Deferred income taxes ..............................    1,134          874
     Other current assets ...............................      314          620
                                                            ------       ------
           Total current assets                             32,202       34,242

Property, plant and equipment, net                          30,408       30,215
Intangible and other assets, net                             2,946        3,199
Goodwill, net                                                4,612        4,851
                                                            ------       ------
           Total assets                                    $70,168      $72,507
                                                            ======       ======

     LIABILITIES AND SHAREHOLDER'S INVESTMENT
     ----------------------------------------

Current liabilities:
     Short-term loans and current
          portion of long-term debt .....................  $ 9,230      $ 4,467
     Accounts payable ...................................    6,701        6,609
     Due to related parties .............................      132          205
     Employee compensation and benefits .................    1,876        1,845
     Accrued warranties .................................      774          801
     Other current liabilities ..........................    2,957        2,001
                                                            ------       ------
           Total current liabilities ....................   21,670       15,928

Deferred income taxes ...................................    1,177        1,201
Long-term debt ..........................................        -        3,382
Other liabilities .......................................      254          296
Commitments and contingencies (Note 10) .................    1,000        1,000
Minority interest .......................................    3,402        4,388
Shareholder's investment ................................   42,665       46,312
                                                            ------       ------

       Total liabilities and shareholder's investment ...  $70,168      $72,507
                                                            ======       ======

   The accompanying notes are an integral part of these financial statements.
                                      -6-

Specialty Battery Division
Combined Statements of Income
(dollars in thousands)
--------------------------------------------------------------------------------


                                                    Year Ended September 30,
                                                  ----------------------------
                                                  1998        1997        1996
                                                  ----        ----        ----

Net sales ..................................    $98,821     $87,723     $81,772
Cost of sales ..............................     74,263      68,990      64,109
                                                 ------      ------      ------
     Gross profit ..........................     24,558      18,733      17,663

Selling, general and administrative
     expenses ..............................     15,186      11,361       9,826
Parent management fees .....................      2,398       2,181       1,727
                                                 ------      ------      ------

     Operating income ......................      6,974       5,191       6,110
Interest expense, net ......................        809         664         458
Other expense (income), net ................        142         (77)        265
                                                 ------      ------      ------

     Income before income taxes and
          minority interest ................      6,023       4,604       5,387
Provision for income taxes .................      3,461       3,013       3,431
Minority interest in net loss...............        986       1,075       1,164
                                                 ------      ------      ------

     Net income ............................    $ 3,548     $ 2,666     $ 3,120
                                                 ======      ======      ======


   The accompanying notes are an integral part of these financial statements.
                                      -7-

Specialty Battery Division
Combined Statements of Cash Flows
(dollars in thousands)
--------------------------------------------------------------------------------


                                                    Year Ended September 30,
                                                   --------------------------
                                                   1998       1997       1996
                                                   ----       ----       ----

Cash flows provided (used) by operating activities:
     Net income ..............................   $ 3,548    $ 2,666    $ 3,120
     Adjustments to reconcile net
          income to net cash provided by
          operating activities:
     Depreciation ............................     4,788      4,193      4,031
     Amortization ............................       465        465        239
     Minority interest in net loss............      (986)    (1,075)    (1,164)
     Deferred income taxes ...................      (284)      (176)       140
     Loss on disposal of assets ..............       125        428        482
     Changes in:
           Accounts receivable and due from
               related parties ...............      (890)    (1,645)     3,168
           Inventories .......................     3,348     (2,461)    (1,545)
           Other current assets ..............       305        (45)       485
           Accounts payable and due to
               related parties ...............       (62)    (1,045)       408
           Employee compensation and
               benefits ......................        31        269         79
           Accrued warranties ................       (27)        -           8
           Other current liabilities .........       913        579        (62)
           Activity with parent and other
               affiliates, net ...............    (8,251)    (1,562)    (4,159)
                                                  ------     ------     -------
Net cash provided by operating activities ....     3,023        591      5,230
                                                  ------     ------     ------
Cash flows provided (used) by investing activities:
     Acquisition of property, plant and
          equipment ..........................    (4,744)    (4,371)    (4,566)
     Proceeds from sale of property, plant
          and equipment ......................        59        137          2
     Property, plant and equipment
          contributed by (to)
          parent and affiliates ..............       380         (8)    (1,208)
     Acquisition of proprietary technology ...        -          -      (2,104)
                                                  ------     ------     ------
Net cash used by investing activities ........    (4,305)    (4,242)    (7,876)
                                                  ------     ------     ------
Cash flows provided (used) by financing activities:
     Repayments of short-term bank debt ......    (1,641)        -      (4,819)
     Proceeds from short-term bank debt ......     3,020      2,290      5,531
     Capital contributions ...................       285         -       3,256
                                                  ------     ------     ------
Net cash provided by financing activities ....     1,664      2,290      3,968
                                                  ------     ------     ------
Increase (decrease) in cash and cash
     equivalents .............................       382     (1,361)     1,322
Cash and cash equivalents at beginning
     of year .................................       916      2,277        955
                                                  ------     ------     ------
Cash and cash equivalents at end of year .....   $ 1,298    $   916    $ 2,277
                                                  ======     ======     ======

SUPPLEMENTAL CASH FLOW DISCLOSURE:
     Interest paid ...........................   $   820    $   687    $   485

   The accompanying notes are an integral part of these financial statements.
                                      -8-

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES

     Description   of   Business
     ---------------------------
     The Specialty Battery Division (the "Company") designs, manufactures, markets and sells standby power battery products for use in a variety of industries and applications.

     Basis  of  Presentation
     -----------------------
     The combined financial statements of the Company include the Specialty Battery Division of Johnson Controls, Inc. ("JCI" or the "Parent"), Johnson Controls Battery (UK) Limited ("JCBUK") and JCI's 67% joint venture interest in Shanghai Johnson Battery Company, Ltd. ("SJBC"), a foreign equity joint venture between JCI and Shanghai Electrical Apparatus Co., Ltd. (a wholly-owned subsidiary of a government-owned enterprise). All significant intercompany balances and transactions have been eliminated. Payables/receivables with the Company's Parent or its affiliates are recorded as a component of shareholder's investment. The Company's fiscal year ends on September 30. The fiscal year of SJBC ends on December 31; financial statements for SJBC's fiscal years 1998, 1997 and 1996 have been included in the respective September 30 combined financial statements of the Company.

     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Ultimate realization of assets and settlement of liabilities in the future could differ from those estimates.

     Inventories
     -----------
     Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out (FIFO) method.

     Revenue Recognition
     -------------------
     Revenue is recognized when products are shipped and title is passed to the customer.

     Property, Plant and Equipment
     -----------------------------
     Property, plant and equipment is stated at historical cost. Expenditures for major renewals and improvements are capitalized, while maintenance and repairs which do not significantly improve the related asset or extend its useful life are charged to expense as incurred. Plant and equipment are depreciated on the straight-line method for financial reporting purposes over estimated useful lives which range from three to 10 years for machinery and equipment, and 10 to 40 years for buildings and improvements.

     Cash and Cash Equivalents
     -------------------------
     The Company considers all highly liquid investment instruments with a maturity of three months or less at the date of purchase to be cash equivalents.

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

     Foreign Exchange Contracts
     --------------------------
     The Company enters into currency swap contracts with an affiliate of its Parent as hedges of commitments from certain foreign customers. The Company translates the hedged foreign receivables at the hedged rate with the affiliate maintaining the foreign currency risk. Foreign exchange contract activity in 1998, 1997 and 1996 was not significant.

     Foreign Currency Translation
     ----------------------------
     The assets and liabilities of the Company's international operations are translated at year-end exchange rates; income and expenses are translated at the average exchange rates prevailing during the year. The foreign currency translation adjustments in 1998, 1997 and 1996 were not significant.

     For operations whose functional currency is the local currency, translation adjustments are accumulated within shareholder's investment. Transaction gains and losses are reflected in income. Pre-tax foreign exchange losses included in operating income were $44, $36 and $6 in 1998, 1997 and 1996, respectively.

     Intangible and Other Assets
     ---------------------------
     Intangible and other assets, net, consist of patents, technology, licenses, trademarks, and land occupancy rights. Patents, technology, licenses and trademarks are amortized, using the straight-line method, over periods not to exceed 10 years. Land occupancy rights, required by the Chinese government, are amortized, using the straight-line method, over the period of occupancy of 50 years. Accumulated amortization was $726 and $473 at September 30, 1998 and 1997, respectively.

     Goodwill
     --------
     Goodwill, net, represents the excess of the purchase price over the fair value of identifiable net assets of acquired companies and is being amortized on a straight-line basis over a period of 40 years. The Company assesses the carrying value of goodwill at each balance sheet date. Consistent with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", such assessments include a comparison of (a) the estimated future nondiscounted cash flows to be generated during the remaining amortization period of the goodwill to (b) the net carrying value of goodwill. The Company recognizes diminution in value of goodwill, if any, on a current basis. Accumulated amortization was $4,776 and $4,537 at September 30, 1998 and 1997, respectively.

     Income Taxes
     ------------

     The results of the Company's domestic operations are included in the income tax returns filed by its Parent. No domestic intercompany tax allocation arrangement exists. As a result, the Company's domestic income tax provision included in these financial statements reflects the tax position of the Company on a stand-alone basis such that the domestic income taxes payable is recorded as if the Company filed separate income tax returns. The Company records its domestic income taxes payable as an intercompany payable within shareholder's investment.

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------


     The Company's foreign income tax provision includes the results of JCBUK and reflects the benefit of an intercompany tax allocation arrangement with Johnson Controls (UK) Ltd. The foreign income taxes payable resulting from JCBUK is recorded as an intercompany payable within shareholder's investment. JCBUK does not independently have any net operating loss carryforwards. The Company's foreign income tax provision also includes the results of SJBC based upon the Company's joint venture interest in income tax returns as filed in the respective jurisdictions. For Chinese income tax purposes, SJBC is treated as a corporation. For U.S. income tax purposes, JCI elected to treat SJBC as a partnership, effective October 1, 1997. This election terminated all historical net operating loss carryforwards for U.S. income tax purposes.

     The Company follows SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns using tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided for deferred tax assets where it is considered more likely than not that the Company will not realize the benefit of such assets.

     Environmental Matters
     ---------------------
     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are also expensed. The Company records liabilities for environmental costs when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. The liability for future environmental remediation costs is evaluated on a quarterly basis by the management of the Parent.

     Research and Development Expenses
     ---------------------------------
     Research and development costs are expensed as incurred. Such costs incurred in the development of new products or significant improvements to existing products amounted to $1,113, $970 and $851, in 1998, 1997 and 1996, respectively.

     Future Accounting Changes
     -------------------------
     SFAS No. 130, "Reporting Comprehensive Income," which establishes new standards for reporting and display of comprehensive income and its components is effective for fiscal years beginning after December 15, 1997. Comprehensive income is defined as the sum of the net income and all other changes in equity, such as foreign currency translation adjustments. This standard is not expected to have a significant impact on the Company's financial statements.

     In June 1997 the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after December 15, 1997. The Company has not yet determined the impact of SFAS No. 131.

     The Financial Accounting Standards Board has issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" which is effective for periods beginning after June 15, 1999. The Company has not yet determined the impact of SFAS No. 133.

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

2.   INVENTORIES

     Inventories, net, at September 30 consisted of the following:

                                                    1998              1997
                                                    ----              ----

     Raw material ............................    $ 1,952           $ 2,203
     Work-in-process .........................      2,261             3,341
     Finished goods ..........................      7,063             9,080
                                                   ------            ------
                                                  $11,276           $14,624
                                                   ======            ======


3.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, net, consisted of the following at September 30:

                                                    1998              1997
                                                    ----              ----

     Land ....................................   $    171          $    171
     Buildings and improvements ..............      7,855             7,671
     Machinery and equipment .................     47,910            44,401
     Construction-in-progress ................      3,179             5,018
                                                  -------           -------
                                                   59,115            57,261
     Less: Accumulated depreciation ..........    (28,707)          (27,046)
                                                  -------           -------
                                                 $ 30,408          $ 30,215
                                                  =======           =======


     For the years ended September 30, 1998, 1997 and 1996, maintenance and repair costs expensed totaled $2,202, $2,062 and $1,770, respectively.


4.   INCOME TAXES

     The components of the income (loss) before income taxes and minority interest for the Company's domestic and foreign operations for the years ended September 30 were as follows:

                                          1998         1997         1996
                                          ----         ----         ----

     Domestic .......................   $ 8,781      $ 7,644      $ 8,789
     Foreign ........................    (2,758)      (3,040)      (3,402)
                                         ------       ------       ------
                                        $ 6,023      $ 4,604      $ 5,387
                                         ======       ======       ======

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

     The  provision   (benefit)  for  income  taxes  included  in  the  Combined
     Statements of Income for years ended September 30 consisted of the following:

                                                  1998        1997        1996
                                                  ----        ----        ----
     Current provision
        Federal and state ....................   $3,654      $3,124      $3,247
        Foreign ..............................       91          65          44
                                                  -----       -----       -----
     Total current ...........................    3,745       3,189       3,291
                                                  -----       -----       -----

     Deferred provision (benefit)
        Federal and state ....................     (284)       (176)        140
                                                  -----       -----       -----
     Provision for income taxes                  $3,461      $3,013      $3,431
                                                  =====       =====       =====


     Reconciliations of the provisions for income taxes at the Federal statutory rate to the effective tax rates for the years ended September 30 are as follows:

                                                  1998        1997        1996
                                                  ----        ----        ----

     Federal statutory rate ..................   $2,048      $1,565     $1,832
     Foreign taxes ...........................       91          65         44
     State taxes, net of federal benefit .....      314         240        281
     Goodwill amortization ...................       94          94         94
     Valuation allowance adjustment ..........      896         978      1,059
     Other ...................................       18          71        121
                                                  -----       -----      -----
                                                 $3,461      $3,013     $3,431
                                                  =====       =====      =====

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

     Temporary differences and carryforwards which gave rise to the net deferred tax assets and liabilities at September 30 are as follows:

                                                       1998           1997
                                                       ----           ----

     Accrued expenses and reserves ...............    $ 1,008        $   872
     Net operating loss carryforward .............      3,515          2,708
     Depreciation ................................     (1,177)        (1,202)
     Other, net ..................................        126              3
                                                       ------         ------
                                                        3,472          2,381
     Valuation allowance .........................     (3,515)        (2,708)
                                                       ------         ------
     Net deferred tax liability ..................    $   (43)       $  (327)
                                                       ======         ======

     SJBC has been generating net operating losses since its formation in 1995. For Chinese income tax purposes, net operating losses may be carried forward for a five year period. At September 30, 1998, SJBC has a net operating loss carryforward approximating $11,716 which expires in 2001 through 2004. A valuation allowance has been recorded against this carryforward for which utilization is uncertain.

     This net deferred tax liability is included in the Combined Balance Sheets at September 30, 1998 as a current asset of $1,134 and a long-term liability of $1,177. At September 30, 1997, the net deferred tax liability is included as a current asset of $874 and a long-term liability of $1,201.


5.   SHORT-TERM LOANS

     Short-term loans at September 30 consisted of the following:

                                                       1998           1997
                                                       ----           ----

     Unsecured bank loans ........................    $ 5,798        $ 4,226
     Other unsecured loan ........................         50            241
                                                       ------         ------
                                                      $ 5,848        $ 4,467
                                                       ======         ======

     Unsecured bank loans bear interest at rates ranging from 7.2% to 12.1% in 1998 and 6.0% to 12.1% in 1997.

     Other unsecured loan consists of money borrowed from Shanghai Electric Apparatus Co., Ltd.

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands unless indicated)
--------------------------------------------------------------------------------

6.   LONG-TERM DEBT

     Long-term obligations at September 30 consisted of the following:

                                                       1998           1997
                                                       ----           ----
     Bank loans...................................    $ 3,382        $ 3,382
     Less: amounts payable within one year .......     (3,382)            -
                                                       ------         ------
                                                      $    -         $ 3,382
                                                       ======         ======


     Bank loans are collateralized by certain assets of SJBC, including buildings, plant and machinery, and bear interest of 7.8% and 11.1% at September 30, 1998 and 1997. These loans mature in July and August 1999, respectively.


7.   EMPLOYEE BENEFIT PLANS

     Pensions Benefits
     -----------------
     The Company is a participant in its Parent's domestic defined benefit pension plans. The benefits provided are based primarily on years of service and average compensation during the last years of employment or a monthly retirement benefit amount. Funding for the domestic plans equals or exceeds the minimum requirements of the Employee Retirement Income Security Act of 1974 (ERISA). Pension expense is allocated annually by its Parent based upon the Company's payroll as a percentage of the Parent's total payroll. The Company's pension expense for these domestic defined benefit plans was $83, $221 and $327 in 1998, 1997 and 1996, respectively.

     The Company is also a participant in its Parent's existing savings and investment 401(k) plan, which is available to domestic salaried employees. The Company matches participant contributions at varying percentages based on the Parent's financial performance with Company contributions limited to 6% of the participant's compensation. The Company's matching contributions to the 401(k) savings plan charged to operations were $167, $164, and $151 for 1998, 1997 and 1996, respectively.

     The Company also participates in its Parent's pension plans for certain employees of international subsidiaries following the legal requirements in those countries. The costs incurred related to these plans are not significant to the Company.

     Postretirement Benefits Other than Pensions
     -------------------------------------------
     The Parent generally provides certain health care and life insurance benefits for eligible retirees and their dependents. These benefits are not funded, but are paid as incurred. Eligibility for coverage is based on meeting certain years of service and retirement age qualifications. These benefits may be subject to deductibles, co-payment provisions and other limitations, and the Parent has reserved the right to modify these benefits. Effective January 31, 1994, the Parent modified certain salaried plans to place a limit on the Parent's cost of future annual retiree medical benefits at no more than 150% of 1993 cost. Postretirement benefit expense is allocated annually by its Parent based upon head count. The Company's postretirement benefit expense was $444, $210 and $260 in 1998, 1997 and 1996, respectively. No change in the Parent's practice of funding these benefits on a pay-as-you-go basis is anticipated. Most international employees are covered by government sponsored programs and the cost to the Company is not significant.

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

8.   RELOCATION OF OPERATIONS

     In 1998, the Company incurred a charge of $1,484 related to the consolidation of domestic manufacturing into the Milwaukee facility. The expense has been reflected in selling, general and administrative expenses in the fiscal 1998 Combined Statement of Income.


9.   SHAREHOLDER'S INVESTMENT

     The changes within shareholder's investment for each of the three years in the period ended September 30, 1998 are as follows:

     Balance at September 30, 1995 ...........................  $33,907
          Net income .........................................    3,120
          Contributed capital ................................    7,455
          Activity with parent and other affiliates, net .....   (4,159)
                                                                 ------

     Balance at September 30, 1996 ...........................   40,323
          Net income .........................................    2,666
          Contributed capital ................................    4,885
          Activity with parent and other affiliates, net .....   (1,562)
                                                                 ------

     Balance at September 30, 1997 ...........................   46,312
          Net income .........................................    3,548
          Contributed capital ................................    1,056
          Activity with parent and other affiliates, net .....   (8,251)
                                                                 ------

     Balance at September 30, 1998 ...........................  $42,665
                                                                 ======

     Aggregate capital contributions of $13,396 for fiscal 1998, 1997 and 1996 include $9,855 of machinery and equipment contributed by the Parent to SJBC.

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

10.  COMMITMENTS AND CONTINGENCIES

     Because the Company uses lead and other hazardous substances in its manufacturing processes, it is subject to numerous federal, state and foreign laws and regulations that are designed to protect the environment and employee health and safety.

     These laws and regulations include requirements relating to the handling, storage, use and disposal of hazardous materials and solid wastes, recordkeeping and periodic reporting to governmental entities regarding the use of hazardous substances and disposal of hazardous wastes, monitoring and permitting of air and water emissions and monitoring and protecting workers from exposure to hazardous substances, including lead used in the Company's manufacturing processes. In the opinion of the Company, the Company complies in all material respects with these laws and regulations.

     Notwithstanding such compliance, if damage to persons or the environment has been or is caused by hazardous substances used, generated or disposed of in the conduct of the Company's business (or that of a predecessor to the extent the Company is not indemnified therefor), the Company may be held liable for the damage and be required to pay the cost of investigating and remedying the same, and the amount of any such liability could be material to the results of operations or financial condition.

     At September 30, 1998 and 1997, the Company had an accrued liability of $1,000 relating to environmental matters. The Company's environmental liabilities are undiscounted and do not take into consideration any possible recoveries of future insurance proceeds. Because of the uncertainties associated with environmental assessment and remediation activities, the Company's future expense to remediate the currently identified matters could be considerably higher than the accrued liability. Although it is difficult to estimate the liability of the Company related to these environmental matters, the Company believes that these matters will not have a materially adverse effect on the Company's combined results of operations, financial position or cash flows.

     The Company is also party to various litigation matters which are normal in the course of its operations. Also, as a normal part of its operations, the Company undertakes certain contractual obligations and warranties in connection with the sale of products. Although the outcome of these matters cannot be predicted with certainty, management believes that the resolution of such matters will not have a material adverse effect on the Company's combined results of operations, financial position or cash flows.


11.  OPERATING LEASES

     The Company leases certain office and warehouse space as well as machinery, vehicles, data processing and other equipment. Certain of these leases have renewal options at reduced rates and provisions requiring the Company to pay maintenance, property taxes and insurance. Generally, all rental payments are fixed.

     Total rental expense under operating leases,  excluding maintenance,  taxes
     and  insurance,   was  $620,  $575,  and  $590  in  1998,  1997  and  1996,
     respectively.

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

     At September 30, 1998, the future payments for all operating leases with remaining lease terms in excess of one year, and excluding maintenance, taxes and insurance, were as follows:

                          1999                 $  468
                          2000                    361
                          2001                    224
                          2002                    217
                          2003                    217
                          Thereafter            3,902
                                                -----
                                               $5,389
                                                =====


12.  GEOGRAPHICAL INFORMATION

                             Total                   Sales to
                              Net   Intercompany    Unaffiliated    Operating
                             Sales     Sales         Customers        Income
                            -------  -----------    ------------    ---------
     1998
     ----
         United States      $82,242     $ (241)      $82,001          $ 8,781
         Europe               5,834         -          5,834              229
         China               11,844       (858)       10,986           (2,036)
         Intercompany        (1,099)     1,099            -                -
                             ------      -----        ------           ------
                            $98,821     $   -        $98,821          $ 6,974
                             ======      =====        ======           ======
     1997
     ----
         United States      $78,799     $ (539)      $78,260          $ 7,644
         Europe               2,810         -          2,810              219
         China                6,653         -          6,653           (2,672)
         Intercompany          (539)       539            -                -
                             ------      -----        ------           ------
                            $87,723     $   -        $87,723          $ 5,191
                             ======      =====        ======           ======
     1996
     ----
         United States      $76,074     $  (39)      $76,035          $ 8,789
         Europe               1,406         -          1,406              126
         China                4,331         -          4,331           (2,805)
         Intercompany           (39)        39            -                -
                             ------      -----        ------           ------
                            $81,772     $   -        $81,772          $ 6,110
                             ======      =====        ======           ======

     Identifiable assets at September 30, 1998 were $40,554 in the United States; $5,899 in Europe; and $23,715 in China. Identifiable assets at September 30, 1997 were $48,175 in the United States; $793 in Europe; and $23,539 in China.

     The Company's domestic operations had export sales to unaffiliated customers amounting to 18.5%, 17.9% and 18.5% for fiscal 1998, 1997 and 1996, respectively. These sales were made principally to Europe, the Middle East, Africa and Asia.

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

13.  MAJOR CUSTOMER AND SUPPLIER CONCENTRATIONS

     The Company sells products primarily to original equipment manufacturers or through its distribution networks. The Company performs ongoing credit evaluations of customers, and generally does not require collateral. Sales to the Company's seven largest customers accounted for 46%, 45% and 44% of net sales in fiscal 1998, 1997 and 1996, respectively. No single customer had sales in excess of 10% of total Company net sales. Approximately 38% and 35% of the Company's gross trade receivable balance was represented by these same seven customers at September 30, 1998 and 1997, respectively. In addition, the Company's largest non-affiliated vendor accounted for 13%, 14% and 17% of purchases in fiscal 1998, 1997 and 1996, respectively. This same vendor represented 20% and 24% of trade accounts payable at September 30, 1998 and 1997, respectively.


14.  TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

     Corporate Services
     ------------------
     The Company and its Parent have entered into a management arrangement whereby the Company is provided with certain services, including, but not limited to, matters of organization and administration, cash management, labor relations, employee benefits, information systems, public relations, financial policies and practices, taxation, environmental relations, risk management and legal affairs. The annual fees charged the Company for these services reflect its pro rata share of corporate administration costs using various allocation methodologies, such as headcount and consolidated worldwide sales. Company management and its Parent believe that the fees charged above are reasonable in light of the level of services provided and such fees totaled $802, $769, and $511 in 1998, 1997 and 1996, respectively. The Company was also charged a working capital management fee of $1,596, $1,412 and $1,216 in fiscal 1998, 1997 and 1996, respectively.
     This fee was charged based on a percentage of net assets at each month end.

     Purchases from Affiliates
     -------------------------
     The Company purchases substantially all of its polymer battery components from a wholly-owned JCI manufacturing facility. Polymer battery component purchases during fiscal 1998, 1997 and 1996 were $7,168, $5,959, and $5,390, respectively.

     Lead is purchased through two existing JCI supply contracts. Lead purchases during fiscal 1998, 1997 and 1996 were $9,110, $9,316 and $9,194, respectively.

     Sales to Affiliates
     -------------------
     Several  distributors  are  owned  by JCI,  including  JCI  Controls  Group
     Singapore and JCI Controls Group Australia. Sales to these distributors during fiscal 1998, 1997 and 1996 were $1,687, $1,931, and $1,269, respectively. The Company also had sales to other JCI affiliates of $1,953, $814 and $1,107 in fiscal 1998, 1997 and 1996, respectively.

     Other
     -----
     JCBUK requires a $2,500 line of credit guarantee by the U.K. government for Value Added Tax and duty taxes. Currently, such taxes are paid through the JCI European Coordination Center which maintains bank accounts and lock boxes for JCBUK. No amounts were drawn on this line of credit at September 30, 1998 and 1997.

Specialty Battery Division
Notes to Combined Financial Statements
(dollars in thousands)
--------------------------------------------------------------------------------

     SJBC is required to pay a royalty fee to the Parent of 2% of gross revenue. Royalty payments in fiscal 1998, 1997 and 1996 were $242, $129 and $50, respectively.

     SJBC paid a $2,100 technology transfer fee to the Parent in fiscal 1996. This fee was capitalized and is being amortized over a 10-year period.


15.  SUBSEQUENT EVENTS

     Pursuant to a Purchase Agreement (the "Purchase Agreement"), dated as of November 23, 1998, C&D Technologies, Inc. (the "Purchaser") acquired from JCI substantially all of the assets of the Company on March 1, 1999, except for SJBC. The aggregate consideration paid by Purchaser approximated $120,000, subject to certain adjustments set forth in the Purchase Agreement.

     The Purchaser and JCI agreed to allow the Purchaser to replace JCI as the 67% investor in SJBC, subject to certain third party consents which are expected in the near future, for approximately $15,000.

     SPECIALTY BATTERY DIVISION
     Unaudited Combined Financial Statements as of
     December 31, 1998 and September 30, 1998 and for the three months ended
     December 31, 1998 and 1997

Specialty Battery Division
Unaudited Combined Balance Sheets
(dollars in thousands)
--------------------------------------------------------------------------------

     ASSETS                                         December 31,   September 30,
     ------                                             1998           1998
                                                    ------------   -------------

     Current assets:
       Cash and cash equivalents...............       $ 1,298         $ 1,298
       Accounts receivable less allowance
          for doubtful accounts of $760........        18,501          17,467
       Due from related parties ...............           713             713
       Inventories, net........................        11,806          11,276
       Deferred income taxes ..................         1,134           1,134
       Other current assets ...................           287             314
                                                       ------          ------
               Total current assets ...........        33,739          32,202

     Property, plant and equipment, net .......        30,033          30,408
     Intangible and other assets, net .........         3,036           2,946
     Goodwill, net ............................         4,552           4,612
                                                       ------          ------
               Total assets ...................       $71,360         $70,168
                                                       ======          ======

     LIABILITIES AND SHAREHOLDER'S INVESTMENT
     ----------------------------------------

     Current liabilities:
       Short-term loans and current
               portion of long-term debt ......       $ 9,230         $ 9,230
       Accounts payable .......................         5,089           6,701
       Due to related parties .................           166             132
       Employee compensation and benefits .....         2,162           1,876
       Accrued warranties .....................           775             774
       Other current liabilities ..............         3,007           2,957
                                                       ------          ------
               Total current liabilities ......        20,429          21,670

     Deferred income taxes ....................         1,177           1,177
     Other liabilities ........................           254             254
     Commitments and contingencies ............         1,000           1,000
     Minority interest ........................         3,156           3,402
     Shareholder's investment .................        45,344          42,665
                                                       ------          ------
               Total liabilities and share-
                    holder's investment .......       $71,360         $70,168
                                                       ======          ======

The accompanying notes are an integral part of these unaudited financial statements.
                                       -22-

Specialty Battery Division
Unaudited Combined Statements of Income
(dollars in thousands)
--------------------------------------------------------------------------------

                                                        Three months ended
                                                             December 31,
                                                        -------------------
                                                        1998           1997
                                                        ----           ----

     Net sales ................................       $26,094         $23,291
     Cost of sales ............................        19,385          17,972
                                                       ------          ------
          Gross profit ........................         6,709           5,319

     Selling, general and administrative
          expenses ............................         2,853           3,265
     Parent management fees....................           587             607
                                                       ------          ------
          Operating income ....................         3,269           1,447

     Interest expense, net ....................           202             166
     Other expense (income), net ..............            35             (19)
                                                       ------          ------
          Income before income taxes
               and minority interest ..........         3,032           1,300
     Provision for income taxes ...............         1,553             886
     Minority interest in net loss.............           246             269
                                                       ------          ------
          Net income ..........................       $ 1,725         $   683
                                                       ======          ======




The accompanying notes are an integral part of these unaudited financial statments.

Specialty Battery Division
Unaudited Combined Statements of Cash Flows
(dollars in thousands)
--------------------------------------------------------------------------------

                                                        Three months ended
                                                             December 31,
                                                        -------------------
                                                        1998           1997
                                                        ----           ----


Cash flows provided (used) by operating activities:
   Net income .................................       $ 1,725         $   683
   Adjustments to reconcile net income
     to net cash provided by operating
     activities:
   Depreciation ...............................           774             758
   Amortization ...............................            60              60
   Minority interest in net loss...............          (246)           (269)
   Loss on disposal of assets .................            12              -
   Changes in:
     Accounts receivable and due
          from related parties ................        (1,034)          2,134
     Inventories ..............................          (530)          1,848
     Other assets .............................           (63)           (111)
     Accounts payable and due to
          related parties .....................        (1,578)         (1,806)
     Employee compensation and benefits .......           286             (36)
     Accrued warranties .......................             1              (1)
     Other liabilities ........................            50              64
     Activity with parent and other
          affiliates, net .....................           954          (2,976)
                                                       ------          ------
     Net cash provided by operating
          activities ..........................           411             348
                                                       ------          ------
Cash flows used by investing activities:
   Acquisition of property, plant
     and equipment ............................          (411)           (348)
                                                       ------          ------
     Net cash used by investing activities ....          (411)           (348)
                                                       ------          ------
Increase in cash and cash equivalents .........            -               -
Cash and cash equivalents at
     beginning of period ......................         1,298             916
                                                       ------          ------
Cash and cash equivalents at
     end of period ............................       $ 1,298         $   916
                                                       ======          ======




The accompanying notes are an integral part of these unaudited financial statement.

Specialty Battery Division
Notes to Combined Financial Statements (Unaudited)
(dollars in thousands)
--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     The financial statements should be read in conjunction with the Specialty Battery Division's (the "Company") historical combined financial statements for the year ended September 30, 1998. The accompanying interim combined financial statements of the Company presented herein are unaudited but, in the opinion of management, include all necessary adjustments (which comprise only normal recurring items) required for a fair presentation of the combined financial position as of December 31, 1998 and September 30, 1998 and its results of combined statements of income and of cash flows for the three months ended December 31, 1998 and 1997.

     The combined financial statements of the Company include the assets and liabilities of the Specialty Battery Division of Johnson Controls, Inc. ("JCI" or the "Parent"), Johnson Controls Battery (UK) Limited ("JCBUK") and JCI's 67% joint venture interest in Shanghai Johnson Battery Company, Ltd. ("SJBC"), a foreign equity joint venture between JCI and Shanghai Electrical Apparatus Co., Ltd. All significant intercompany balances and transactions have been eliminated. Payables/receivables with the Company's parent or its affiliates are recorded as a component of shareholder's investment.

     The financial statements have been combined with SJBC as of December 31, 1998 and September 30, 1998 and the three months ended December 31, 1998 and 1997. The Company's combined financial statements have been prepared utilizing the SJBC balance sheet as of December 31, 1998 and 1997 as the basis of combining for both the periods ended December 31, 1998 and 1997 and September 30, 1998 and 1997.

     The accompanying combined financial statements may not necessarily be indicative of what the combined financial position, results of combined statements of income and of cash flows would have been had the Company been a separate independent company during the periods presented.

     The combined balance sheet data as of September 30, 1998 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.


2.   INVENTORIES

     Inventories, net, are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. Inventories consisted of the following:

                                               December 31,     September 30,
                                                   1998              1998
                                               ------------     -------------
     Raw materials .........................       $ 2,184         $ 1,952
     Work-in-process .......................         2,489           2,261
     Finished goods ........................         7,133           7,063
                                                    ------          ------
                                                   $11,806         $11,276
                                                    ======          ======

Specialty Battery Division
Notes to Combined Financial Statements (Unaudited)
(dollars in thousands)
--------------------------------------------------------------------------------

3.   COMMITMENTS AND CONTINGENCIES

     Because the Company uses lead and other hazardous substances in its manufacturing processes, it is subject to numerous federal, state and foreign laws and regulations that are designed to protect the environment and employee health and safety.

     These laws and regulations include requirements relating to the handling, storage, use and disposal of hazardous materials and solid wastes, recordkeeping and periodic reporting to governmental entities regarding the use of hazardous substances and disposal of hazardous wastes, monitoring and permitting of air and water emissions and monitoring and protecting workers from exposure to hazardous substances, including lead used in the Company's manufacturing processes. In the opinion of the Company, the Company complies in all material respects with these laws and regulations.

     Notwithstanding such compliance, if damage to persons or the environment has been or is caused by hazardous substances used, generated or disposed of in the conduct of the Company's business (or that of a predecessor to the extent the Company is not indemnified therefor), the Company may be held liable for the damage and be required to pay the cost of investigating and remedying the same, and the amount of any such liability could be material to the results of operations or financial condition.

     At December 31 and September 30, 1998, the Company had an accrued liability of $1,000 relating to environmental matters. The Company's environmental liabilities are undiscounted and do not take into consideration any possible recoveries of future insurance proceeds. Because of the uncertainties associated with environmental assessment and remediation activities, the Company's future expense to remediate the currently identified matters could be considerably higher than the accrued liability. Although it is difficult to estimate the liability of the Company related to these environmental matters, the Company believes that these matters will not have a materially adverse effect on the Company's combined results of operations, financial position or cash flows.

     The Company is also party to various litigation matters which are normal in the course of its operations. Also, as a normal part of its operations, the Company undertakes certain contractual obligations and warranties in connection with the sale of products. Although the outcome of these matters cannot be predicted with certainty, management believes that the resolution of such matters will not have a material adverse effect on the Company's combined results of operations, financial position or cash flows.

4.   SUBSEQUENT EVENT

     Pursuant to a Purchase Agreement (the "Purchase Agreement"), dated as of November 23, 1998, C&D Technologies, Inc. (the "Purchaser") acquired from JCI substantially all of the assets of the Company on March 1, 1999, except for SJBC. The aggregate consideration to be paid by Purchaser was approximately $120,000, subject to certain adjustments set forth in the Purchase Agreement.

     The Purchaser and JCI agreed to allow the Purchaser to replace JCI as the 67% investor in SJBC, subject to certain third party consents which are expected in the near future, for approximately $15,000.

Specialty Battery Division
Notes to Combined Financial Statements (Unaudited)
(dollars in thousands)
--------------------------------------------------------------------------------


5.    COMPREHENSIVE INCOME

     Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", which establishes new standards for reporting and display of comprehensive income and its components is effective for fiscal years beginning after December 15, 1997. Comprehensive income is defined as the sum of the net income and all other changes in equity, such as foreign currency translation adjustment. This standard did not have significant impact on the Company's financial statements.

6.   FUTURE ACCOUNTING CHANGES

     In June 1997 the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after December 15, 1997. The Company has not yet determined the impact of SFAS No. 131.

     The Financial Accounting Standards Board has issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" which is effective for periods beginning after June 15, 1999. The Company has not yet determined the impact of SFAS No. 133.

Item 7(b).  PRO FORMA FINANCIAL INFORMATION

C&D Technologies, Inc.
Unaudited Pro Forma Financial Information
As of and for the year ended January 31, 1999
(dollars in thousands)
--------------------------------------------------------------------------------

1.   UNAUDITED PRO FORMA FINANCIAL INFORMATION - INTRODUCTION

     The following unaudited pro forma condensed financial statements combine the historical financial information of C&D Technologies, Inc. and subsidiaries (the "Company") and the Specialty Battery Division ("SBD"). The combined financial statements of SBD include the assets and liabilities of the Specialty Battery Division, formerly a division of Johnson Controls, Inc. ("JCI"), Johnson Controls Battery (UK) Limited ("JCBUK") and JCI's 67% joint venture interest in Shanghai Johnson Battery Company, Ltd. ("SJBC"), a foreign equity joint venture between JCI and Shanghai Electrical
     Apparatus Co. Ltd. All significant intercompany balances and transactions have been eliminated. Payables/receivables with JCI or its affiliates are recorded as a component of shareholder's investment.

     These pro forma statements illustrate the effect of the acquisition of SBD on the financial position and results of operations of the Company. The acquisition of SBD was completed on March 1, 1999, except for the acquisition of SJBC. The Company and JCI agreed to allow the Company to replace JCI as the 67% investor in SJBC, subject to certain third party consents which are expected in the near future. The unaudited pro forma condensed balance sheet as of January 31, 1999 is based upon the audited historical balance sheets of the Company as of January 31, 1999 and the unaudited historical balance sheet of SBD as of December 31, 1998 and assumes the acquisition took place on January 31, 1999. The unaudited pro forma statement of income for the fiscal year ended January 31, 1999 is based on the audited historical statement of income of the Company for the fiscal year ended January 31, 1999 and the unaudited historical statement of income of SBD for the 12 months ended December 31, 1998. The statement is presented as though the acquisition occurred on February 1, 1998. The unaudited pro forma condensed financial statements do not purport to be indicative of the financial position or results of operations of the Company that would have actually occurred had the acquisition been completed on February 1, 1998, or which may occur in the future.

     The acquisition will be accounted for by the purchase method of accounting. Under purchase accounting the tangible and intangible assets and liabilities of SBD are recorded based upon their respective fair values as of the effective time of the acquisition based upon valuations and other studies which are not as yet complete. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma statements based on available information and is subject to change. The actual allocations of purchase price and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein. The pro forma adjustments are described in the accompanying notes and represent the Company's preliminary determination of purchase accounting adjustments based upon available information and certain assumptions that the Company believes are reasonable. The accompanying unaudited pro forma statements should be read in connection with the separate historical financial statements and notes thereto of the Company and SBD.

C&D Technologies, Inc.
Unaudited Pro Forma Financial Information
As of and for the year ended January 31, 1999
(dollars in thousands)
--------------------------------------------------------------------------------

2.   UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
     AS OF JANUARY 31, 1999

                                                             C&D             Specialty         Pro Forma
                                                        Technologies,         Battery         Adjustments
                                                           Inc. (k)        Division (m)                              Total
                                                        -------------      ------------       -----------            -----
     ASSETS
     ------
Current assets:
     Cash and cash equivalents ......................      $  5,003           $ 1,298          $ (4,214)(c)         $  2,087
     Accounts receivable, net .......................        44,232            18,501               200 (a)(1)        62,933
     Due from related parties .......................             -               713                 -                  713
     Inventories, net................................        49,855            11,806                 -               61,661
     Deferred income taxes ..........................         7,305             1,134            (1,134)(a)(2)         7,305
     Other current assets ...........................         2,318               287                 -                2,605
                                                            -------            ------           -------              -------
         Total current assets .......................       108,713            33,739            (5,148)             137,304

Property, plant and equipment, net ..................        62,388            30,033            14,333 (b)          106,754
Intangible and other assets, net ....................         4,393             3,036             2,749 (b)           10,178
Goodwill, net .......................................        10,148             4,552            81,497 (b)           91,645
                                                                  -                 -            (4,552)(a)(3)             -
                                                            -------            ------           -------              -------
         Total assets ...............................      $185,642           $71,360          $ 88,879             $345,881
                                                            =======            ======           =======              =======

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------

Current liabilities:
     Short-term loans and current portion
          of long-term debt .........................      $    532           $ 9,230          $ 10,000 (c)         $ 19,762
     Accounts payable ...............................        23,997             5,089                 -               29,086
     Due to related parties .........................             -               166                 -                  166
     Accrued liabilities ............................        17,714             2,937                 -               20,651
     Other current liabilities ......................         2,782             3,007                 -                5,789
                                                            -------            ------           -------              -------
         Total current liabilities ..................        45,025            20,429            10,000               75,454

     Deferred income taxes ..........................         2,887             1,177            (1,177)(a)(2)         2,887
     Long-term debt .................................         1,750                 -           125,000 (c)          126,750
     Other liabilities ..............................        12,442               254               900 (a)(5)        13,596
     Commitments and contingencies ..................             -             1,000              (500)(a)(4)           500
                                                            -------            ------           -------              -------
         Total liabilities ..........................        62,104            22,860           134,223              219,187

     Minority interest ..............................             -             3,156                 -                3,156

Stockholders' equity:
     Common stock ...................................           134                 -                 -                  134
     Additional paid-in capital .....................        43,429                 -                 -               43,429
     Treasury stock .................................       (10,819)                -                 -              (10,819)
     Accumulated other comprehensive loss ...........          (169)                -                 -                 (169)
     Retained earnings ..............................        90,963                 -                 -               90,963
     Shareholder's investment .......................             -            45,344           (45,344)(i)                -
                                                            -------            ------           -------              -------
          Total stockholders' equity ................       123,538            45,344           (45,344)             123,538
                                                            -------            ------           -------              -------
          Total liabilities and stockholders'
               equity ...............................      $185,642           $71,360          $ 88,879             $345,881
                                                            =======            ======           =======              =======

See notes to unaudited pro forma condensed combined financial statements.

C&D Technologies, Inc.
Unaudited Pro Forma Financial Information
As of and for the year ended January 31, 1999
(dollars in thousands except per share data)
--------------------------------------------------------------------------------

3.   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
     FOR THE FISCAL YEAR ENDED JANUARY 31, 1999


                                                             C&D             Specialty         Pro Forma
                                                        Technologies,         Battery         Adjustments
                                                           Inc. (k)          Division (m)                            Total
                                                        -------------        ----------       -----------            -----
Net sales ...........................................      $313,966          $101,624          $      -             $415,590
Cost of sales .......................................       227,796            75,676             1,538 (d)          305,010
                                                            -------           -------           -------              -------
      Gross profit ..................................        86,170            25,948            (1,538)             110,580

Selling, general and administrative expenses ........        40,344            14,774             4,075 (e)           59,193
Research and development expense ....................         8,255                 -                 -                8,255
JCI management fees .................................             -             2,378            (1,576)(j)              802
                                                            -------           -------           -------              -------
      Operating income ..............................        37,571             8,796            (4,037)              42,330

Interest expense, net ...............................           126               845               687 (f)           12,021
                                                                                                 10,363 (g)
Other expense, net ..................................           211               196                 -                  407
                                                            -------           -------           -------              -------
      Income before income taxes
          and minority interest .....................        37,234             7,755           (15,087)              29,902
Provision for income taxes ..........................        13,154             4,128            (5,330)(h)           11,952
Minority interest in net loss........................             -               963                 -                  963
                                                            -------           -------           -------              -------
      Net income.....................................      $ 24,080          $  4,590          $ (9,757)            $ 18,913
                                                            =======           =======           =======              =======


Net income per common share .........................      $   1.95                                                 $   1.53
Weighted average shares of common
     stock outstanding ..............................    12,365,183                                               12,365,183

Net income per common share - assuming dilution .....      $   1.88                                                $    1.47
Weighted average common shares - assuming dilution ..    12,835,862                                               12,835,862








See notes to unaudited pro forma condensed combined financial statements.

C&D Technologies, Inc.
Unaudited Pro Forma Financial Information
As of and for the year ended January 31, 1999
(dollars in thousands)
--------------------------------------------------------------------------------


4.   NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     (a) The estimated purchase price and preliminary adjustments to historical book value of SBD as a result of the acquisition are as follows:

     Purchase price ....................................  $134,650
     Acquisition fees and expenses .....................     1,815
     Bank loan initiation fee and expense ..............     2,749
                                                           -------
     Total purchase price ..............................   139,214
     Book value of net assets acquired .................    40,635*
                                                           -------
     Purchase price in excess of net assets acquired ...  $ 98,579
                                                           =======



   * Certain assets and liabilities were  excluded or retained  per the purchase
     agreement   dated  November  23, 1998.  The  following   reconciles   SBD's
     shareholder's investment to the book value of the net assets acquired:

     Shareholder's investment ..........................  $45,344
     Allowance for doubtful accounts (1) ...............      200
     Deferred income taxes (2) .........................       43
     Goodwill (3) ......................................   (4,552)
     Commitments and contingencies (4) .................      500
     Postretirement benefits other than pensions(5) ....     (900)
                                                          -------

     Book value of net assets acquired .................  $40,635
                                                           ======


(1) Under the purchase agreement, if upon 120 days after the closing date any accounts receivable included in the purchased assets are uncollected and at least 60 days past due, the Company may assign those receivables to JCI by written notice. Consequently, the Company has no exposure related to the accounts receivable as of January 31, 1999 and excluded SBD's allowance for doubtful accounts on the unaudited pro forma condensed combined balance sheet as of January 31, 1999.

(2) The purchase agreement excludes all liabilities and obligations for taxes based on the income of JCI arising out of or relating to the operation of SBD on or prior to the closing date. As a result, the Company has excluded deferred income taxes on the unaudited pro forma condensed combined balance sheet as of January 31, 1999.

(3) The purchase agreement excludes all assets and properties of JCI not used primarily in, held for use primarily in, or pertaining to SBD. Since the goodwill recorded on SBD's financial statements relates to a previous acquisition by JCI, these assets have been excluded on the unaudited pro forma condensed combined balance sheet as of January 31, 1999.

(4) The SBD combined balance sheet contains a $1,000 reserve for environmental liabilities. As a result of certain indemnifications provided by JCI, the Company has reduced this reserve to $500.

(5) The postretirement benefits other than pensions was recorded on the unaudited pro forma condensed combined balance sheet as of January 31, 1999 because the Company has retained the postretirement benefit obligation related to active employees who transferred to the Company. This liability was not recorded on SBD's financial statements as of January 31, 1999.

C&D Technologies, Inc.
Unaudited Pro Forma Financial Information
As of and for the year ended January 31, 1999
(dollars in thousands)
--------------------------------------------------------------------------------


(b) Preliminary allocation of purchase price in excess of book value of net assets acquired:

     Increase in property, plant and equipment
          to estimated fair value .......................   $14,333
     Intangibles, deferrals, and other assets:
          Record excess of purchase price over
               fair value of net assets acquired ........    81,497
          Recognition of bank loan initiation
               fee as a deferred charge .................     2,749
                                                             ------
                                                            $98,579
                                                             ======

     The amounts recorded relating to the acquisition of SBD by the Company are currently subject to adjustment as the Company has not yet completed the final allocation of the purchase price.

     The Company is considering, but has not included any amounts related to acquired identifiable intangible assets in the preliminary allocation.

(c) Reflects the estimated sources and uses of funds for the acquisition as follow, assuming the acquisition occurred as of February 1, 1998:

     Sources of funds:
     ----------------
     Term loan facility .................................   $100,000
     Revolving loan .....................................     20,000
     Additional estimated borrowing on
          revolving loan ................................     15,000
     Operating cash .....................................      4,214
                                                             -------
                                                            $139,214
                                                             =======
     Use of funds:
     ------------
     Cash consideration for SBD .........................   $134,650
     Loan origination fees and expenses .................      2,749
     Acquisition fees and expenses
          (capitalized acquisition costs) ...............      1,815
                                                             -------
                                                            $139,214
                                                             =======

     As detailed in the loan agreement, $10,000 of the aggregate principal amount is payable the first year.

(d) SBD historically depreciated the historical cost of its property, plant and equipment over lives ranging from three to 40 years. That resulted in depreciation expense of $4,804. Upon the consummation of the acquisition by the Company, the fair value of property, plant and equipment acquired is estimated to be approximately $44,366. This amount is being depreciated over the Company's estimate of the remaining economic life of the assets; i.e., 20 years for buildings and six years for equipment. Depreciation of the property, plant and equipment at the estimated fair value will result in depreciation expense of $6,342. The estimated pro forma depreciation adjustment is $1,538 ($6,342 less $4,804).

(e) Goodwill is currently being amortized over an estimated weighted average life of 20 years by the Company. The estimated pro forma goodwill amortization is $4,075 per year ($81,497 / 20 years).

C&D Technologies, Inc.
Unaudited Pro Forma Financial Information
As of and for the year ended January 31, 1999
(dollars in thousands)
--------------------------------------------------------------------------------


(f) Loan underwriting fees and associated costs are being amortized over a four year life. The estimated pro forma amortization is $687 per year ($2,749 / 4 years). The loan is to be repaid in full in five years. Historically, the Company has refinanced before the last year of a term loan. The effective term for this five year loan should thus be four years.

(g) The transaction was financed by a $100,000 term loan and a revolving line of credit facility up to a maximum amount of $120,000. The interest rate for borrowings under the term loan and revolving line of credit is based on the London Interbank Offer Rate ("LIBOR") (adjusted by the Eurodollar reserve percentage) plus a rate margin that varies with the Company's consolidated leverage ratio (funded debt divided by earnings before income tax, depreciation and amortization). Any remaining unused portion of the revolving line of credit carries an additional "unused" fee that also varies with the Company's consolidated leverage ratio.

     This pro forma adjustment reflects additional interest expense incurred by the Company, assuming that the SBD acquisition and associated borrowing occurred on February 1, 1998. The consolidated leverage ratio then would have been 2.84. Per the loan agreement, the interest rate margin if the leverage ratio is greater than 2.5 should be 1.75% and the unused fee should be 0.375%. Since the effective interest rate for fiscal year 1999 would have been LIBOR plus the Company's interest rate margin, the interest rate for the term loan should be 7.44% (1.75% + 5.69%), and the bank fee for the unused portion of the revolving line of credit should be 0.375%.

     The interest expense for the acquisition related borrowing under the term loan is $7,440 per year ($100,000 * 7.44%). Interest expense for the revolving line of credit is $2,604 ($35,000 * 7.44%) and the accompanying unused fee is $319 ($85,000 * 0.375%). The total annual expense for the acquisition related borrowing is $10,363.

     A 12.5-basis point increase in the 180-day LIBOR rate at the beginning of fiscal year 1999 would result in additional interest expense of $169, and net income would decrease by $109. A 12.5-basis point decrease in the 180-day LIBOR rate at the beginning of fiscal year 1999 would result in an interest expense reduction of $169, and net income would increase by $109.

(h) The income tax effects of the pro forma adjustments assume an effective income tax rate of 35.33%.

(i)  Elimination of SBD's shareholder's investment.

(j) JCI management fees were comprised of two components. The first relates to a working capital management fee of $1,576 which will not continue. The remainder is a fee for certain administrative services. A similar fee is expected to continue.

(k)  Information is from the C&D Technologies, Inc., January 31, 1999 Form 10-K.

(m) Information is from the Specialty Battery Division December 31, 1998 interim financial statements. As of January 31, 1999, the total assets related to SJBC are $23,715. For the year ended January 31, 1999, the pro forma results include net sales from SJBC of $13,142 and an operating loss of $1,877.

The unaudited pro forma condensed financial statements do not reflect any future benefits associated with integrating SBD with the Company.